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                                                                    Exhibit 10.8



                                VOTING AGREEMENT

     Agreement dated as of June 26, 1996 between each of the parties listed on Schedule A hereto (collectively, the "Principal Shareholders") and Keystone Consolidated Industries, Inc., a Delaware corporation ("Keystone"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

     In consideration of the execution by Keystone of the Agreement and Plan of Reorganization dated as of June 26, 1996 (the "Merger Agreement") between DeSoto, Inc., a Delaware corporation ("DeSoto"), and Keystone, and other good and valuable consideration, receipt of which is hereby acknowledged, the Principal Shareholders and Keystone hereby agree as follows:

     1. Representations and Warranties of Principal Shareholder. Each Principal Shareholder hereby represents and warrants as to itself to Keystone as follows:

          (a) Title. As of the date hereof, the Principal Shareholder owns of record that number of shares of Common Stock, $1.00 par value, of DeSoto ("Common Shares") and that number of shares of Series B Preferred Stock of DeSoto ("Preferred Shares") set forth opposite its name on Schedule A hereto. (The Common Shares and Preferred Shares are together referred to as the "Shares".)

          (b) Right to Vote. The Principal Shareholder has full legal power, authority and right to vote all Shares owned of record by it in favor of approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement, the Principal Shareholder has not entered into any voting agreement with any person or entity with respect to any of the Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any person or entity, in each such case having the effect of limiting or affecting the Principal Shareholder's legal power, authority or right to vote the Shares in favor of the approval and adoption of the Merger Agreement or any of the transactions contemplated by the Merger Agreement.

          (c) Authority. The Principal Shareholder has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly executed and delivered by the Principal Shareholder and constitutes a valid and binding agreement of the Principal Shareholder enforceable against the Principal Shareholder in accordance with its terms, subject to



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(i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity). As of the date of the DeSoto shareholders meeting to vote on approval and adoption of the Merger Agreement and, to the extent submitted to shareholders for approval, the transactions contemplated by the Merger Agreement, including any adjournment or postponement thereof (the "DeSoto Shareholders Meeting"), except for this Agreement, the Principal Shareholder will have full legal power, authority and right to vote all Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, without the consent or approval of, or any other action on the part of, any other person or entity. From and after the date hereof, the Principal Shareholder will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote all Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, from and after the date hereof the Principal Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting the Principal Shareholder's legal power, authority or right to vote the Shares in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement (other than this Agreement).

        (d) Conflicting Instruments; No Transfer. Neither the execution and delivery of this Agreement nor the performance by the Principal Shareholder of its agreements and obligations hereunder will result in any breach or violation of or be in conflict with or constitute a default under any term of (i) any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which the Principal Shareholder is a party or by which the Principal Shareholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect the Principal Shareholder's ability to cast the votes with respect to its Shares at the DeSoto Shareholders Meeting or (ii) the Certificate of Incorporation of DeSoto.

     2. Representations and Warranties of Keystone. Keystone hereby represents and warrants to each Principal Shareholder that this Agreement has been duly authorized by all necessary corporate action on its part, has been duly executed and delivered by Keystone and is a valid and binding agreement of Keystone enforceable against Keystone in accordance with its terms, subject to
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of

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insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     3. Restriction on Transfer. Each Principal Shareholder agrees that it will not, and will not agree to, sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer (collectively, "Transfer") any Shares or any options, warrants or other rights to acquire Common Shares or Preferred Shares to any person or entity; provided that, notwithstanding the foregoing, the Principal Shareholder shall be permitted to Transfer Shares to any person if prior to and as a condition of such Transfer such person agrees in writing to be bound by the terms of this Agreement, including but not limited to, the obligation to vote such Shares in accordance with Section 4 hereof.

     4. Agreement to Vote of Principal Shareholders. Each Principal Shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all Shares owned of record by it at the DeSoto Shareholders Meeting and at any other adjournment thereof where such matters arise in favor of the approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement.

     5. Action in Principal Shareholder Capacity Only. Each Principal Shareholder makes no agreement or understanding herein as director or officer of DeSoto. Each Principal Stockholder signs solely in its capacity as a record and beneficial owner of its Shares, and nothing herein shall limit or affect any actions taken any officer or director of DeSoto in his capacity as such.

     6. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

     7. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     8. Specific Performance. The parties hereto agree that if for any reason any Principal Shareholder fails to perform any of its agreements or obligations under this Agreement irreparable harm or injury to Keystone would be caused for which money damages would not be an adequate remedy. Accordingly, each Principal Shareholder agrees that, in seeking to enforce this Agreement against that Principal Shareholder, Keystone shall be entitled to specific performance and injunctive and other equitable relief.


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      9. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     10. Amendments; Termination. (a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

         (b) The provisions of this Agreement shall terminate upon the earlier to occur of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement.

         (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time; provided that no such amendment or modification amends or modifies the Merger Agreement in a manner such that the Merger Agreement, as so amended or modified, is less favorable to the Principal Shareholders in any material respect than is the Merger Agreement in effect on the date hereof.

     11. Additional Shares. If, after the date hereof, a Principal Shareholder acquires direct ownership of any shares of Common Stock (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire Common Shares or Preferred Shares or through any stock dividend or stock split, the provisions of this Agreement (other than those set forth in Section 1) applicable to Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by that Principal Shareholder of direct ownership of such Additional Shares.

     12. Action by Written Consent. If, in lieu of the DeSoto Shareholders Meeting, shareholder action in respect of the Merger Agreement or any of the transactions contemplated by the Merger Agreement is taken by written consent, the provisions of this Agreement imposing obligations in respect of or in connection with the DeSoto Shareholders Meeting shall apply mutatis mutandis to such action by written consent.

     13. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors and permitted assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Keystone (in the case of a Principal Shareholder or any of his permitted assigns) or the Principal Shareholders (in the case of Keystone). Without limiting the

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scope or effect of the restrictions on Transfer set forth in Section 3 hereof, each Principal Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

     14. Notices. All notices and other communications pursuant to this Agreement shall be delivered personally, by telecopy, by certified or registered mail or by courier at the addresses set forth below (or such other address specified by such person) and shall be deemed given at the time of delivery.

     If to Keystone:

           Keystone Consolidated Industries, Inc.
           Three Lincoln Centre
           5430 LBJ Freeway, Suite 1740
           Dallas, Texas  75240
           Attention:  Glenn R. Simmons

     with a copy to:

           Godwin & Carlton, P.C.
           901 Main Street, Suite 2500
           Dallas, Texas  75202
           Attention:  James G. Vetter, Jr.

     If to the Principal Shareholders:

           c/o DeSoto, Inc.
           101 East 52nd Street
           New York, New York  10022
           Attention:  William Spier

     with a copy to:

           Fried, Frank, Harris, Shriver & Jacobson
           One New York Plaza
           New York, New York  10004
           Attention:  Peter Golden, Esq.

     15. Integration. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 26th day of June, 1996.

                              KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              Principal Shareholders


                              COATINGS GROUP, INC.

                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              ANDERS U. SCHROEDER


                              --------------------------------------


                              ASGARD LTD.


                              By:
                                 -----------------------------------
                              Name:   Anders U. Schroeder



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                              PARKWAY M&A CAPITAL CORPORATION

                              By:
                                 -----------------------------------
                              Name:
                              Title:


                              M&A INVESTMENT PTE LTD.


                              By:
                                 -----------------------------------
                              Name:
                              Title:



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                                   SCHEDULE A

                                                                 Series B
Principal Shareholder                Common Shares Owned  Preferred Shares Owned
- ---------------------                -------------------  ----------------------
1. Coatings Group, Inc.                     246,507              259,259
2. Anders U. Schroeder and Asgard
   Ltd.                                     218,970              194,444
3. Parkway M&A Capital Corporation           84,144              129,630
4. M&A Investment Pte Ltd.                   47,368                    0